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                                                                   EXHIBIT 23.1


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Williams Energy Partners Long-Term Incentive Plan of our report dated March 4, 2002, with respect to the consolidated financial statements of Williams Energy Partners L.P. and of our report dated March 4, 2002, with respect to the consolidated balance sheet of Williams GP LLC included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

                                                   Ernst & Young LLP

Tulsa, Oklahoma
March 4, 2002